EX-99 14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 22, 2011, relating to the financial statements and financial highlights which appear in the October 31, 2011 Annual Report to Shareholders of The Global Real Estate Securities Portfolio (a series of Delaware Pooled Trust), which is also incorporated by reference into the Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 9, 2012